Exhibit (l)(4)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Marcia D. Alazraki, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, John L. Bernbach, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Andra S. Bolotin, President and Chief Executive Officer of Great-West Life & Annuity Insurance Company of New York; that I, André R. Desmarais, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Paul G. Desmarais, Jr., a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Stuart Z. Katz, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, R. Jeffrey Orr, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Kara S. Roe, Treasurer of Great-West Life & Annuity Insurance Company of New York; that I, T. Timothy Ryan, Jr., a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Jerome J. Selitto, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York; that I, Brian E. Walsh, a member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York (the “Company”), a New York corporation, do hereby constitute and appoint Richard J. Bielen, President, Chairman of the Board, Chief Executive Officer and Director; Steven G. Walker, Executive Vice President, Chief Financial Officer and Director; Michael G. Temple, Vice Chairman, Chief Operating Officer and Director; Bradford D. Rodgers, Senior Vice President and Senior Counsel, Attorney-in-Fact of Protective Life Insurance Company, and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities to execute (either in writing or electronically) on behalf of the Company or its separate accounts relating to annuity contracts and life insurance policies registered under the Securities Act of 1933 and/or the Investment Company Act of 1940, the “Registration Statements,” as defined below, and any and all amendments thereto, together with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission or any other federal or state regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Contract Name	Registration Statement Securities Act File Number	Separate Account Name	Separate Account Investment Company Act File Number
COLI VUL-2 Series Account	333-144503	COLI VUL-2 Series Account	811-22091
Schwab OneSource Choice Variable Annuity	333-194044	Variable Annuity-1 Series Account	811-08183
Schwab Advisor Choice Variable Annuity	333-194100	Variable Annuity-1 Series Account	811-08183
Great-West Smart Track Advisor Variable Annuity	333-212091	Variable Annuity-2 Series Account	811-05961

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of February 2022.

/s/ Marcia D. Alazraki

Marcia D. Alazraki*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ John L Bernbach

John L. Bernbach*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Andra S. Bolotin

Andra S. Bolotin*
President and Chief Executive Officer
Great-West Life & Annuity Insurance Company of New York

/s/ Andre R. Desmarais

Andre R. Desmarais*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Paul G. Desmarais, Jr

Paul G. Desmarais, Jr.*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Stuart Z. Katz

Stuart Z. Katz*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ R. Jeffrey Orr

R. Jeffrey Orr*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Kara S. Roe

Kara S. Roe*
Treasurer
Great-West Life & Annuity Insurance Company of New York

/s/ T. Timothy Ryan, Jr.

T. Timothy Ryan, Jr.*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Jerome J. Selitto

Jerome J. Selitto*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

/s/ Brian E. Walsh

Brian E. Walsh*
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

By:
/s/ Bradford Rodgers

Bradford Rodgers*
Senior Vice President and Senior Counsel, Attorney-in-Fact Protective Life Insurance Company